Exhibit 1.01

American Railcar Industries, Inc.
Conflict Minerals Report

INTRODUCTION
This Conflict Minerals Report (“CMR”) of American Railcar Industries, Inc. (“ARI” or “the Company”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) for the reporting period from January 1, 2015 to December 31, 2015 (“the Reporting Period”).
Rule 13p-1 under the Exchange Act requires the disclosure of certain information when a company manufactures or contracts to manufacture products for which “Conflict Minerals” are necessary to the functionality or production of those products. “Conflict Minerals” for the purposes of Rule 13p-1 are gold, columbite-tantalite (coltan), cassiterite, and wolframite (including their derivatives, tantalum, tin and tungsten, and other minerals or derivatives the U.S. Secretary of State may designate in the future). The “Covered Countries” for the purposes of Rule 13p-1 are the Democratic Republic of the Congo (“the DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, and Angola.
In accordance with Securities and Exchange Commission (“SEC”) guidance, this CMR is not audited.
As required by Rule 13p-1, this CMR relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of those products; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during the Reporting Period. These products, which are referred to in this report collectively as the “Covered Products”, include railcars and certain railcar components manufactured or sourced by our Manufacturing segment. The Company believes that only a small portion of the materials content of the Covered Products constitute Conflict Minerals necessary to their functionality and/or production.
RCOI
ARI conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the necessary Conflict Minerals used in its products. This good faith RCOI was designed to reasonably determine whether any of the necessary Conflict Minerals originated in the Covered Countries or came from recycled or scrap sources.
The Company’s primary means of determining country of origin of such Conflict Minerals was by conducting a supply chain survey. The “Conflict Minerals Committee” (as defined below), having direct knowledge and expertise with respect to ARI's supply chain composition first reviewed the listing of materials for Covered Products received during 2015 to identify those materials reasonably likely to contain Conflict Minerals. After cross-referencing the Conflict Minerals Committee's findings against prior-year RCOI and due diligence results, ARI identified fewer than 5% of the Company's direct suppliers as supplying such materials (“Potential CM Suppliers”). Potential CM Suppliers were asked to complete the Electronic Industry Citizenship Coalition/Global e-Sustainability Initiative Conflict Minerals Reporting Template (“the Template”) to identify smelters and refiners. Where applicable, the Company also inquired and/or obtained supplier policies on Conflict Minerals and made follow-up inquiries with appropriate supplier personnel.
DUE DILIGENCE PROCESS
Design of Due Diligence
Based on the Company’s RCOI, the Company was also required to exercise due diligence on the source and chain of custody of the Conflict Minerals in its products. The design of the due diligence measures described below is intended to comply in all material respects with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (collectively, “the OECD Guidance”). The OECD Guidance is an internationally recognized due diligence framework for identifying the source of Conflict Minerals, which includes the following steps:
Step 1: Establish strong company management systems
Step 2: Identify and assess risks in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Carry out independent third-party audit of smelter(s)/refiner(s) due diligence practices
Step 5: Report annually on supply chain due diligence
The OECD Guidance is written for the entire mineral supply chain and therefore ARI’s due diligence measures were tailored to include steps appropriate for “downstream” companies such as the Company.

Due Diligence Measures Performed
The Company’s supply chain is complex. Numerous third-parties are involved in the network that exists between ARI's suppliers and the original sources of any Conflict Minerals. Because the Company does not purchase Conflict Minerals directly from mines, smelters or refiners, it must rely on its suppliers to provide information regarding the origin of the Conflict Minerals in ARI's products. Given this context, the Company undertook the following measures to exercise due diligence on the source and chain of custody of the Conflict Minerals in its products for the Reporting Period:

(i)	ARI has established a management system to support its supply chain due diligence.

a.
ARI maintains an organizational structure and communication process that is intended to establish a system of transparency over its supply chain. This system is meant to help ARI obtain critical information regarding the supply chain of Conflict Minerals used in its products.

b.
ARI has a company policy regarding Conflict Minerals. This policy is publicly available on the Company’s website: americanrailcar.com. Employees, suppliers and other interested parties can contact ARI regarding its Conflict Minerals policy either in writing or by phone.

c.
Authority and responsibility are assigned to a multi-disciplinary team comprised of ARI's Director of Purchasing, Manager of Financial Reporting, and Manager of Internal Audit (collectively, the “Conflict Minerals Committee”). The Conflict Minerals Committee receives periodic support from its General Counsel and reports all Conflict Minerals matters directly to its Chief Financial Officer.

d.
ARI has distributed communications to its suppliers making them aware of Rule 13p-1 and ARI's related policies. Conflict Minerals provisions have been incorporated into supplier contracts and purchase orders through the Company's updated standard terms and conditions as published on its website.

e.	ARI maintains business records relating to Conflict Minerals due diligence in accordance with the Company's existing policies and/or processes.

(ii)	ARI has taken steps to identify and assess risk in its supply chain.

a.	As described above, ARI identified Potential CM Suppliers in its supply chain during the Reporting Period and sent those suppliers a copy of the Template (a “Survey”).

b.
Of the Potential CM Suppliers surveyed, 92% provided a Survey response and of those who provided a Survey response, 67% indicated that their products contained Conflict Minerals that did not originate from the Covered Countries and 33% indicated that their products did not contain Conflict Minerals or were made from recycled or scrap products.

(iii)	ARI has designed and implemented a strategy to respond to identified risks.

a.
ARI’s Conflict Minerals Committee monitors internal accountability with respect to the implementation of the supply chain due diligence process and reports its findings of the supply chain risk assessment to upper level management and the Audit Committee of ARI's Board of Directors.

b.
ARI has designed and implemented a risk management plan that includes, but is not limited to, requests for Potential CM Suppliers to complete surveys and engaging in follow-up discussions with suppliers about the composition of their products and materials. In addition, the Company has incorporated Conflict Minerals language into ARI’s supplier contracts. If a supplier identifies that it has Conflict Minerals in the products or materials it supplies, it is added to the list of Potential CM Suppliers and ARI actively engages with that supplier to identify the locations of the smelter(s)/refiner(s) of those Conflict Minerals and to obtain a copy of their Conflict Mineral policies.

(iv)	ARI has determined that reliance upon independent third-party audits of smelter/refiner due diligence practices by the Conflict Free Sourcing Initiative (CFSI) is appropriate.

a.
ARI is a downstream company and is many steps removed from the smelters and refiners that produce the necessary Conflict Minerals contained in ARI’s products. ARI does not purchase raw minerals or ores, and does not, to the best of its knowledge, directly purchase Conflict Minerals from any of the Covered Countries. Accordingly, ARI does not perform audits or direct audits of these entities’ supply chains of Conflict Minerals. However, ARI supports industry-wide efforts and the development and implementation of independent third-party audits of smelters and refiners, such as the CFSI’s Conflict-Free Smelter Program.

(v)
ARI complies with Step 5 of the OECD Guidance through its filing of this report (and the related Form SD) with the SEC and by making these materials publicly available on its website at americanrailcar.com.

DUE DILIGENCE RESULTS AND RISK MITIGATION
Based on the information that was provided by the suppliers that ARI surveyed and otherwise obtained through the due diligence process, ARI believes that, to the extent reasonably determinable by ARI, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the 235 smelters or refiners listed in Annex I.
This list includes only facilities that are listed in the Template as “Known Smelters or Refineries”. Of these 235 Known Smelters or Refineries, 179 received a “conflict-free” designation from an independent third party audit program as of May 17, 2016.
Despite repeated efforts to obtain completed Surveys, one of the Potential CM Suppliers did not respond to ARI’s Survey requests. In addition, because the Company is several levels removed from the source of the Conflict Minerals, despite its due diligence efforts, it was unable to identify or further investigate the source of any Conflict Minerals supplied by certain suppliers who were either non-responsive or uncertain about where the Conflict Minerals used in products they supplied to the Company originated. Therefore, the Company does not have sufficient information to determine the facilities used to process, the country of origin, or mine or location of origin of every Conflict Mineral in the Covered Products.
The Company expects to continue taking the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s supply chain benefit armed groups in the Covered Countries:

(i.)	Engage with suppliers to obtain current, accurate, and complete information about the supply chain;

(ii.)	Encourage suppliers to implement responsible sourcing; and

(iii.)	Review “conflict-free” smelter lists from independent “conflict-free” smelter validation programs, such as CFSI’s Conflict-Free Smelter Program.
ARI has provided information as of the date of this report. Subsequent events, such as the inability or unwillingness of any suppliers, smelters or refiners to comply with ARI’s Conflict Minerals Policy, may affect ARI’s future determinations under Rule 13p-1.
The Company also completed a Survey for each of its requesting customers for the Reporting Period. ARI supports its customers’ reporting obligations as required by Rule 13p-1.
Website addresses are included in this report for reference only. Any information contained on ARI’s website is not incorporated by reference into this report.

FORWARD-LOOKING STATEMENTS
Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “intends,” “expects,” “plans,” “believes,” “estimates,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to the Company's future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on the Company's current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

ANNEX I

Metal	Smelter Name	Smelter Country
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	Cendres + Métaux SA	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Industry	Korea, Republic of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	Korea, Republic of
Gold	Doduco	Germany
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hwasung CJ Co., Ltd.	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Johnson Matthey Inc.	United States
Gold	Johnson Matthey Limited	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Metal Co., Ltd.	Korea, Republic of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China

Metal	Smelter Name	Smelter Country
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Switzerland	Switzerland
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Met-Mex Penoles, S.A.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohio Precious Metals, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	PAMP SA	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Royal Canadian Mint	Canada
Gold	Sabin Metal Corp.	United States
Gold	Samduck Precious Metals	Korea, Republic of
Gold	SAMWON Metals Corp.	Korea, Republic of
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Denshi Kogyo K.K	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Torecom	Korea, Republic of
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia

Metal	Smelter Name	Smelter Country
Gold	Williams Advanced Materials	United States
Gold	Xstrata	Canada
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongjin Gold Corporation Limited	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	China
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F & X	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp	United States
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Kemet Blue Powder	United States
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United States
Tantalum	RFH	China
Tantalum	Solikamsk Metal Works	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Telex Metals	United States
Tantalum	ULBA	Kazakhstan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide	China
Tin	Alpha	United States
Tin	China Rare Metal Material Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Cooper Santa	Brazil
Tin	CV Gita Pesona	Indonesia
Tin	CV Justindo	Indonesia

Metal	Smelter Name	Smelter Country
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia
Tin	Empressa Nacional de Fundiciones (ENAF)	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Fenix Metals	Poland
Tin	Funsur Smelter	Peru
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Zi-Li	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Jiangxi Nanshan	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Liuzhhou China Tin	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallo-Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	OMSA	Bolivia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia

Metal	Smelter Name	Smelter Country
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Timah	Indonesia
Tin	PT Timah (Persero), Tbk	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thailand Smelting & Refining Co Ltd	Thailand
Tin	Thaisarco	Thailand
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company, Ltd.	China
Tin	Yunnan Tin Group (Holding) Company Limited	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	ATI Metalworking Products	United States
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	GTP	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China